Exhibit 10.1

Amended and Restated Credit Agreement

This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”), is entered into on December 21, 2015 (“Effective Date”), by and among Talon International, Inc., a Delaware corporation (“Borrower”), certain direct and indirect subsidiaries of the Borrower from time to time party to this Agreement, as Guarantors, (Borrower and such Guarantors sometimes are referred to herein collectively as the “Loan Parties” and individually as a “Loan Party”) and Princess Investment Holdings Inc., a Delaware corporation ("Lender"), with reference to the following facts.

RECITALS

A.     The Loan Parties and Lender are parties to that certain Loan and Reimbursement Agreement, dated as of August 10, 2015 (the “Existing Loan Agreement”), pursuant to which Borrower has obtained a loan in the principal amount of $2,000,000 (the “Existing Loan”) from Lender.

B.     Borrower has requested that Lender, and Lender is willing to, modify the Existing Loan and provide Borrower with additional working capital in the form of the Line of Credit Loan, on the terms and conditions set forth herein, and, in connection therewith, to amend and restate the Existing Loan Agreement pursuant to this Agreement.

C.     Capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A hereof. Each of the Appendices are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Loan Parties and Lender agree as follows:

1.     AMOUNT AND TERMS OF LINE OF CREDIT LOAN

1.1     Line of Credit Loan. Subject to the terms and conditions hereof, Lender agrees to make available to Borrower from time to time until the Line of Credit Commitment Termination Date, one or more Line of Credit Advances pursuant to the Line of Credit Commitment. From and after the Effective Date, the Existing Loan and all accrued but unpaid interest thereon shall be treated as principal amount of the Line of Credit Loan for all purposes of this Agreement. Borrower may borrow, but may not repay and reborrow, under the Line of Credit Commitment; provided, however, any voluntary prepayments may be re-borrowed if all conditions to such an Advance are satisfied. Each Line of Credit Advance shall be made pursuant to a Notice of Line of Credit Advance by Borrower to Lender. Each Notice of Line of Credit Advance must be in writing, must be delivered by Borrower to Lender (by telecopy or overnight courier) no later than 9:00 a.m. (Los Angeles time) at least two Business Days prior to the date of the proposed Line of Credit Advance. Each Notice of Line of Credit Advance shall identify the amount of the requested Line of Credit Advance. In no event shall Borrower be permitted to request Line of Credit Advances at any time after the Line of Credit Commitment Termination Date. Upon delivery of a valid Notice of Line of Credit Advance, such Advance shall be made by Lender to Borrower on or prior to the later of (i) the date on which Borrower desires to receive the Advance as specified in the Notice of Line of Credit Advance and (ii) two business days following delivery of the Notice of Line of Credit Advance.

1.2     Line of Credit Note. Concurrently with the execution and delivery of this Agreement, (i) Borrower shall execute and deliver to Lender the Line of Credit Note, if requested by Lender, and (ii) Lender shall deliver to Borrower for cancellation any promissory notes issued by Borrower to Lender pursuant to the Existing Loan Agreement.

1.3     Prepayments.

(a)     Voluntary Prepayments.

(i)     Borrower may prepay the Line of Credit Loan in whole or in part, at any time prior to the Stated Maturity Date, without any prepayment penalty, premium or fee; provided, however, that with any prepayment Borrower shall also pay all accrued but unpaid interest on the principal being prepaid and provided further, however, if the entire Line of Credit Loan is prepaid, then the Loan Fee shall be due with such prepayment. Upon prepayment of the Line of Credit Loan in full, Borrower’s right to request Line of Credit Advances shall simultaneously be permanently terminated.

(ii)     Prepayments hereunder shall be made in accordance with the application of payments set forth in Section 1.3(c) hereof.

(b)     Mandatory Prepayments. Immediately upon receipt by any Loan Party of any cash proceeds of any sale, lease, license or other disposition of any Collateral, Borrower shall prepay the Line of Credit Loan in an amount equal to all such proceeds, net of (i) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the applicable Loan Party in connection therewith (in each case, only if paid to non-Affiliates), (ii) transfer taxes, and (iii) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c) hereof. The following shall not be subject to mandatory prepayment under this subsection: (1) proceeds of sales of Inventory or licensing of assets in the ordinary course of business; (2) proceeds of collection of Accounts in the ordinary course of business; and (3) proceeds of sales of Equipment and other personal property in the ordinary course of business so long as such Equipment and other personal property is replaced (if necessary in the exercise of prudent business judgment) by Equipment and other personal property of equal or greater value or utility.

(c)     Application of Prepayments. Any prepayments made pursuant to Section 1.3 (a) or (b) hereof shall be applied as follows: first, to reimbursable expenses of Lender then due and payable pursuant to any of the Line of Credit Loan Documents; second, to interest then due and payable on Line of Credit Loan made to Borrower; and last, to the principal balance of the Line of Credit Loan until the same has been paid in full. If an Event of Default has occurred and is continuing beyond any applicable cure period, Lender shall have the absolute right, in its sole discretion, to determine which of the Obligations shall be paid and in what order and amounts.

(d)   Application of Prepayments from Insurance and Condemnation Proceeds. Prepayments from insurance or condemnation proceeds in accordance with Section 5.4 hereof, shall be applied as a prepayment of the Line of Credit Loan in the manner described in Section 1.3(c) hereof; provided, however, if Borrower is entitled to repair or replace damaged or destroyed Collateral under the Line of Credit Loan Documents, then only insurance proceeds which exceed the amount reasonably necessary to repair or replace any Inventory, Equipment or other Collateral that was damaged or destroyed as a result of any casualty covered by such insurance proceeds shall be used to prepay the Line of Credit Loan.

(e)     No Implied Consent. Nothing in this Section 1.3 shall be construed to constitute Lender’s consent to any transaction that is not permitted by other provisions of this Agreement or the other Line of Credit Loan Documents.

1.4     Use of Proceeds. The Line of Credit Advances may only be used to repay existing indebtedness of Borrower or its subsidiaries and for working capital financing for Borrower’s business and other general corporate purposes of Borrower.

1.5     Interest; Payments; Loan Fee.

(a)     Interest on the Line of Credit Loan. From and after the Effective Date, Borrower shall pay interest to Lender on all outstanding Line of Credit Advances, in arrears, on each applicable Interest Payment Date, at the Interest Rate; provided, however, for the period from the date hereof until December 1, 2016 (including with respect to any accrued interest scheduled for payment on such date), any accrued interest due on an Interest Payment Date shall be paid by adding such interest to the unpaid principal amount of the Line of Credit Loan (such capitalized interest, “PIK Interest”). All PIK Interest so added shall be treated as principal amount of the Line of Credit Loan for all purposes of this Agreement, including any such addition that causes the unpaid principal balance to exceed the Line of Credit Commitment. Following any such increase in the principal amount of the Line of Credit Loan, interest will accrue on such increased amount at the Interest Rate.

(b)     Principal on the Line of Credit Loan. On each Interest Payment Date during 2018, payments of $25,000 of principal shall be due. On each Interest Payment Date during 2019, payments of $35,000 of principal shall be due. On each Interest Payment Date during 2020, payments of $50,000 of principal shall be due. The entire balance of unpaid principal, plus all accrued but unpaid interest thereon and all other non-contingent Obligations due and owing thereunder, shall be due and payable in full in a single payment in immediately available funds, on the Stated Maturity Date.

(c)     Payment Date. If any payment on the Line of Credit Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(d)     Computation of Interest. All computations of interest shall be made by Lender and calculated on the basis of a 365 day year.

(e)     Default Rate. Notwithstanding the foregoing, upon the occurrence of an Event of Default under any Line of Credit Loan Document and the continuation thereof beyond any applicable cure period, and for so long as such Event of Default is thereafter continuing, the interest rates applicable to the Line of Credit Loan shall be increased to the Default Rate, and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest at the Default Rate shall accrue from the date of such Event of Default (after any applicable cure period has expired) until that Event of Default is no longer continuing and shall be payable upon demand. All interest payments owing hereunder or under any of the other Line of Credit Loan Documents, including interest accruing at the Default Rate, shall constitute additional Obligations hereunder and shall be secured by the Collateral.

(f)     Payment to Lender’s Account. All payments by Borrower to Lender hereunder shall be made to the deposit account provided by Lender to Borrower in writing.

(g)     Payments to Multiple Lenders. If there is more than one Lender, then all payments of interest or principal hereunder shall be divided among each Lender pro-rata based on the portion of the Line of Credit Loan held by each Lender.

1.6     Maximum Lawful Rate of Interest. Notwithstanding anything to the contrary set forth in Section 1.5 hereof, if a court of competent jurisdiction determines in a final unappealable order that the rate of interest payable hereunder exceeds the Maximum Lawful Rate, then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. Any payments made by Borrower in excess of the Maximum Lawful Rate shall be considered voluntary prepayments of the Line of Credit Loan under Section 1.3(a) hereof. The parties acknowledge that the Line of Credit Loan is exempt from the California usury laws pursuant to Section 25118(b) of the California Corporations Code.

1.7     Loan Fee. Borrower shall pay to Lender the Loan Fee. The Loan Fee was fully earned on the date of the Existing Loan Agreement, but Lender has agreed to defer payment, without interest, until the Maturity Date (subject to acceleration if an Event of Default occurs).

1.8    Payment of Fees. On the Closing Date, Borrower shall pay Lender’s Costs, which shall be deemed fully earned as of the Effective Date of this Agreement. Lender’s Costs include, but are not limited to, fees of its outside legal counsel and other reasonable closing costs.

1.9     Receipt of Payments.

(a)     Timing. Borrower shall make each payment under this Agreement and the Note (if there is a Note) not later than 2:00 p.m. (Pacific time) on the day when due in immediately available funds in Dollars to Lender’s account described in Section 1.5(f) hereof. For purposes of computing interest as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefore are received in Lender’s deposit account prior to 2:00 p.m. (Pacific time). Payments received in good and immediate funds after 2:00 p.m. (Pacific time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

(b)     Application and Allocation of Payments.

(i)     Application of Payments. So long as no Event of Default has occurred and is continuing beyond any applicable cure period, (1) scheduled monthly payments shall be applied first, to reimbursable expenses of Lender then due and payable pursuant to any of the Line of Credit Loan Documents; second, to interest then due and payable on outstanding Line of Credit Loan made to Borrower; and last, to the principal balance of the Line of Credit Loan outstanding to Borrower until the same has been paid in full; and (2) voluntary prepayments and mandatory prepayments shall be applied as set forth in Section 1.3(c) hereof. As to any other payment, and as to all payments made when an Event of Default has occurred and is continuing beyond any applicable cure period or following the Line of Credit Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrower as Lender may deem advisable notwithstanding any previous entry by Lender in the Loan Account or any other books and records.

(ii)     Charges by Lender to the Line of Credit Loan. Lender is authorized to, and in its sole and absolute discretion may, charge to the Line of Credit Loan (which charges shall be deemed to be Line of Credit Advances requested by Borrower) on behalf of Borrower and cause to be paid all expenses, Charges, costs (including insurance premiums in accordance with Section 5.4 hereof) and interest and principal, other than principal of the Line of Credit Loan owing by Borrower under this Agreement or any of the other Line of Credit Loan Documents if and to the extent Borrower fails to pay any such amounts as and when due, subject to any applicable cure period. Such charge to the Line of Credit Loan shall not waive any Event of Default due to Borrower’s non-payment, unless Lender, in its sole and absolute discretion, agrees in writing. At Lender’s option and to the extent permitted by law, any charges so made shall constitute part of the Line of Credit Loan and shall reduce the amount of the Line of Credit Commitment remaining available to Borrower, and shall be secured by the Collateral.

1.10     Loan Account. Lender shall maintain a Loan Account on its books to record all Advances, all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Line of Credit Loan or any other Obligations. All entries in the Loan Account shall be made in accordance with Lender’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Lender’s most recent printout or other written statement, shall, absent demonstrable error, be presumptive evidence of the amounts due and owing to Lender by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Loan Party’s duty to pay the Obligations.

1.11     Indemnity. Each Loan Party shall indemnify and hold harmless each of the Indemnified Persons from and against any and all Indemnified Liabilities. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LINE OF CREDIT LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LINE OF CREDIT LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

1.12     Access. Each Loan Party shall, during normal business hours, from time to time upon two (2) Business Days’ prior notice as frequently as Lender reasonably determines to be appropriate: (a) provide Lender and any of its officers, employees and agents reasonable access to the properties, facilities, advisors, officers and employees of each Loan Party and to the Collateral, (b) permit Lender, and any of its officers, employees and agents, to inspect, audit and make extracts from each Loan Party’s books and records, and (c) permit Lender, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Collateral. If an Event of Default has occurred and is continuing beyond any applicable cure period, each Loan Party shall provide such access to Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing beyond any applicable cure period, each Loan Party shall use commercially reasonable efforts to provide Lender with access to their suppliers and customers. Each Loan Party shall make available to Lender and its counsel reasonably promptly originals or copies of all books and records that Lender may reasonably request. Each Loan Party shall deliver any document or instrument necessary for Lender, as it may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Loan Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Loan Party.

1.13     Taxes.

(a)     No Deduction for Taxes. Any and all payments by Borrower hereunder or under the Line of Credit Note shall be made, in accordance with this Section 1.13, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under such Note, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.13) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

(b)     Indemnity for Taxes. Each Loan Party shall indemnify and, within ten (10) calendar days of demand therefor, pay Lender for the full amount of Taxes that Borrower is obligated to pay pursuant hereto (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.13) and that are paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Notwithstanding the foregoing, Lender remains ultimately responsible for paying any and all income taxes measured by Lender’s own gross income or net income.

1.14     Capital Adequacy; Increased Costs; Illegality.

(a)     Capital Adequacy. If any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Lender with any request or directive compliance regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Lender and thereby reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by Lender pay to Lender additional amounts sufficient to compensate Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by Lender to Borrower shall be presumptive evidence of the matters set forth therein.

(b)     Increased Costs. If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining any Line of Credit Loan, then Borrower shall from time to time, upon demand by Lender pay to Lender additional amounts sufficient to compensate Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower by Lender, shall be presumptive evidence of the matters set forth therein. Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, Lender shall, to the extent not inconsistent with Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.14(b). No amounts due from Borrower under Sections 1.14(a) and (b) shall be amounts attributable to Lender’s non-compliance with any requirement of any Governmental Authority.

1.15     Single Loan. The Line of Credit Loan to Borrower and all of the other Obligations of Borrower arising under this Agreement and the other Line of Credit Loan Documents shall constitute one general obligation of all Borrower secured by the Liens on all of the Collateral.

1.16     Guaranty. To induce the Lender to provide the Line of Credit Loan and in consideration of benefits expected to accrue to the Borrower by reason of the Line of Credit Loan and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor shall unconditionally and irrevocably guarantee jointly and severally to the Lender the due and punctual payment of all present and future obligations of the Borrower under the Loan Documents, including the due and punctual payment of the Obligations, in each case as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms of the Line of Credit Loan Documents (including all interest, costs, fees, and charges after the entry of an order for relief against the Borrower or such other obligor in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against the Borrower or any such obligor in any such proceeding) pursuant to the Guaranty. Additional subsidiaries shall be added as a “Guarantor” hereunder pursuant to Section 6.10 hereof.

1.17     Observer Status on Borrower’s Board of Directors. Until the Line of Credit Loan is paid in full and satisfied and provided Lender is not in breach of any obligation to fund a Line of Credit Advance hereunder, Borrower hereby grants Lender non-voting observer status with respect to all meetings of the Board (including any committees thereof, but excluding any confidential closed-session meetings with Borrower's counsel present and at which confidential attorney-client communications are reasonably expected to be exchanged) and all meetings of shareholders of Borrower. Concurrently with delivery of all notices of meetings and agendas to its directors and shareholders (excluding any confidential attorney-client communications), Borrower agrees to and shall deliver a copy of each such notice to Lender. Lender will provide notice to Borrower from time to time of the name of the person who will attend Board or shareholder meetings on behalf of Lender under this Section.

1.18     Warrant. As a material inducement to Lender to make the Line of Credit Loan to Borrower, on the Closing Date, Borrower will issue the Warrant to Lender (or its designee) that will entitle Lender (or its designee) to purchase the number of shares of Borrower’s common stock at the exercise price and on the other terms and conditions set forth therein.

2.     CONDITIONS PRECEDENT

2.1     Conditions Precedent to Closing. Lender shall not be obligated to take, fulfill, or perform any action hereunder until the following conditions precedent have been satisfied or provided for in a manner satisfactory to Lender, in its sole discretion, or waived in writing by Lender, it being understood that Lender shall consider a constituent transaction referred to in this Section 2.1 to have been consummated when all conditions precedent to such transaction have been satisfied or waived and that the only remaining action is the funding of the first Line of Credit Advance:

(a)     Credit Agreement. Duplicate original counterparts of this Agreement shall have been duly executed by and delivered by the Loan Parties to Lender.

(b)     Approvals. Lender shall have received satisfactory evidence that each Loan Party has obtained, or in the case of necessary Governmental Authority approvals, has applied for, all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Line of Credit Loan Documents.

(c)     Line of Credit Note. If requested by Lender, Borrower shall have executed and delivered to Lender the original Line of Credit Note.

(d)     Amendment to Security Agreement and Guaranty. Each Loan Party shall have executed and delivered to Lender duplicate original counterparts of an amendment to the Security Agreement and the Initial Guarantors shall have executed and delivered to Lender duplicate original counterparts of an amendment to the Guaranty, each in form satisfactory to Lender.

(e)     Warrant. Borrower shall have delivered to Lender a true and correct copy of a fully executed and enforceable Warrant.

(f)     Board Resolutions. A copy of the resolutions adopted by the Board of Borrower approving this Agreement and the transactions contemplated hereby (including the issuance of the Warrant and reservation of sufficient number of shares of common stock for issuance pursuant to the Warrant), certified by the secretary of Borrower as being in full force and effect.

(g)     Other Documents and Instruments. Borrower shall have executed (where required) and delivered to Lender each of the other documents, exhibits, disclosure schedules, instruments and other items required by Lender.

(h)     Payment of Lender's Costs. Borrower shall have reimbursed Lender for all Lender’s Costs incurred by Lender as of the date of the request for the applicable Advance, or shall have delivered to Lender an executed Notice of Line of Credit Advance which contains, among other things, the instructions to Lender required by Section 1.8 regarding payment of Lender's Costs from such Line of Credit Advance.

2.2     Further Conditions Precedent to Line of Credit Loan. The obligations of Lender to make the Line of Credit Loan to Borrower shall be subject to the following additional and further conditions precedent (in addition to the Closing Date having occurred):

(a)     [intentionally left blank]

(b)     Further Conditions to Each Line of Credit Loan. Except as otherwise expressly provided herein, Lender shall not be obligated to fund any Line of Credit Advance if, as of the date thereof:

(i)     Any representation or warranty by a Loan Party contained herein or in any other Line of Credit Loan Document is untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date, and Lender shall have determined not to make such Advance as a result of the fact that such warranty or representation is untrue or incorrect;

(ii)     Any Default or Event of Default has occurred and is continuing beyond any applicable cure period or would result after giving effect to any Advance and Lender shall have determined not to make any Advance as a result of that Default or Event of Default; and

(iii)     Any event or circumstance shall have occurred that has or reasonably could be expected to have a Material Adverse Effect and will not be remedied by payment of all or any portion of the amount of such Line of Credit Advance.

The request and acceptance by Borrower of the proceeds of any Advance shall be deemed to constitute, as of the date thereof, (1) a representation and warranty by Borrower that the conditions precedent in this Section 2.2 have been satisfied, subject to any required approval or acceptance of Lender and (2) a reaffirmation by Borrower (on its own behalf and on behalf the other Loan Parties) of the Loan Parties' obligations under the Line of Credit Loan Documents and of the granting and continuance of Lender’s Liens pursuant to the Collateral Documents.

3.     REPRESENTATIONS AND WARRANTIES

To induce Lender to make the Line of Credit Loan, Borrower makes the following representations and warranties to Lender, each and all of which shall survive the execution and delivery of this Agreement.

3.1     Corporate Existence. Each Loan Party (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; and (b) has the requisite corporate power and authority and the legal right to own, pledge, mortgage, or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted or proposed to be conducted.

3.2     Authority, Enforceable Obligations. Each Loan Party has the corporate power and authority (i) to execute and deliver each Line of Credit Loan Document to which it is a party and to perform its obligations thereunder, and (ii) to own, pledge, mortgage, or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted or proposed to be conducted. Each of the Line of Credit Loan Documents has been duly executed and delivered by the Loan Party which is a party thereto and each such Line of Credit Loan Document constitutes a legal, valid and binding obligation of each Loan Party which is a party thereto, enforceable against such Loan Party in accordance with its terms.

3.3     No Conflict. The execution, delivery and performance of the Line of Credit Loan Documents by each Loan Party (i) do not violate the articles of incorporation or bylaws of such Loan Party, (ii) do not breach, or constitute a default under, any contract, agreement, resolution, judgment, order or decree to which such Loan Party is bound or as to which such Loan Party is subject, (iii) do not violate any law or regulation to which such Loan Party is bound or as to which such Loan Party is subject, (iv) do not result in the creation or imposition of any Lien upon any of the property of such Loan Party, other than those in favor of Lender pursuant to the Line of Credit Loan Documents; and (v) do not require the consent or approval of any Governmental Authority or any other Person.

3.4     Licenses. Each Loan Party has or has applied for all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required to conduct its business.

3.5     Compliance with Laws. Each Loan Party is in compliance with all applicable laws and regulations in all material respects.

3.6     Title. Except for Permitted Liens, and except for Liens in favor of MUFG Union Bank (“Union Bank”) securing indebtedness to be repaid on the Closing Date from the proceeds of an Advance, which Liens in favor of Union Bank (the “Union Bank Liens”) will be released on the Closing Date, each Loan Party owns good and marketable title to all of the Collateral. None of the Collateral is subject to any Liens (other than Permitted Liens and Union Bank Liens) and there are no facts, circumstances or conditions known to the Loan Parties that may result in any Liens (other than Permitted Liens and Union Bank Liens) on the Collateral.

3.7     Investment Company. No Loan Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940. No Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Line of Credit Loan by Lender to Borrower, the application of the proceeds thereof and repayment thereof will not violate any provision of any such statute or any rule, regulation or order issued by the SEC or other laws or regulations binding on any Loan Party.

3.8     Margin Stock. No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect. No Loan Party owns any margin stock, and none of the proceeds of the Line of Credit Loan or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry any stock or for any other purpose that might cause any of the extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. No Loan Party will take or permit to be taken any action that might cause any Line of Credit Loan Document to violate any regulation of the Federal Reserve Board.

3.9     Purpose. The Line of Credit Loan is being incurred by Borrower solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family, household, or agricultural purposes.

3.10     SEC Reports.

(a)     As of their respective dates, all SEC Reports (i) were complete and accurate in all material respects and (ii) complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, except to the extent that the SEC Reports were amended in which case they were correct and complete in all material respects and complied in all material respects with the requirements of the Securities Act and the Exchange Act as of the date of the final amendment thereto.

(b)     Since the date of the latest audited financial statements included within the SEC Reports, except for events or circumstances disclosed in the SEC Reports, no event or events have occurred which alone or in the aggregate has had, or could reasonably be expected to have, a material adverse effect on (i) the business, assets, operations, or financial or other condition of Borrower, on a consolidated basis, (ii) the ability of Borrower to pay any of the Line of Credit Loan in accordance with the terms of the Agreement, (iii) the Collateral, or Lender’s security interest on the Collateral, or the priority of such security interest, or (iv) Lender’s rights and remedies under the Agreement and the other Line of Credit Loan Documents

(c)     There has not been, and, to the knowledge of the Loan Parties, there is not pending or contemplated, any investigation by the SEC involving any Loan Party or any current or former director or officer of any Loan Party. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Borrower under the Exchange Act or the Securities Act.

3.11     Solvency. After giving effect to (a) the Line of Credit Loan to be made or incurred on the date a Line of Credit Advance is made or incurred, (b) the disbursement of the proceeds of such Line of Credit Loan pursuant to the instructions of Borrower; and (c) the payment and accrual of all transaction costs in connection with the foregoing, Borrower is and will be Solvent.

3.12     General. All representations and warranties made in any of the Line of Credit Loan Documents by each Loan Party shall be made after giving full effect to the transactions contemplated in this Agreement. No information contained in this Agreement, any of the other Line of Credit Loan Documents, or other written reports from time to time prepared by a Loan Party and delivered hereunder or any written statement prepared by a Loan Party and furnished by or on behalf of a Loan Party to Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

4.     FINANCIAL STATEMENTS AND INFORMATION

4.1     Reports and Notices.

(a)     Loan Parties hereby agree that from and after the Closing Date and until the Termination Date, Borrower shall deliver to Lender the following:

(i)     as soon as available, but in any event within 120 days after the end of each Fiscal Year of the Borrower (commencing with the Fiscal Year ended December 31, 2015), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of Borrower’s current independent registered public accounting firm or such other firm of nationally recognized standing reasonably acceptable to Lender, which report and opinion shall be prepared in accordance with generally accepted auditing standards (the Form 10-K filed with the SEC shall satisfying the reporting requirement under this clause (i));

(ii)     as soon as available, but in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower (commencing with the Fiscal Quarter ending March 31, 2016), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations and cash flows for the portion of the Borrower’s Fiscal Year then ended and, in the case of the consolidated statements of income or operations, for such Fiscal Quarter, all in reasonable detail, such consolidated statements to be certified by the chief executive officer or chief financial officer of the Borrower as fairly presenting in all material respect the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes (the quarterly report filed with the SEC shall satisfy the reporting requirements under this clause (ii)).

(iii)     Borrower shall deliver to Lender a copy of any and all filings made by Borrower with the SEC pursuant to the Exchange Act, including, without limitation, quarterly reports on Form 10-Q, annual reports on Form 10-K, current reports on Form 8-K and proxy statements, no later than five Business Days after such filing is made with the SEC.

(b)     Borrower will be deemed to have provided to Lender all reports, filings and other information required to be delivered to Lender pursuant to Section 4.1(a) if such reports, filings and other information are publicly available on SEC’s EDGAR website and can be accessed by Lender without restriction.

4.2     Communication with Accountants. Borrower authorizes Lender to communicate directly with all independent certified public accountants of Borrower, and Borrower shall authorize and shall instruct those accountants to communicate to Lender any and all financial statements and supporting financial documentation relating to Borrower with respect to the business, results of operations and financial condition of Borrower.

5.     AFFIRMATIVE COVENANTS

Loan Parties agree as set forth below:

5.1     Maintenance of Existence and Conduct of Business. Each Loan Party shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence. Each Loan Party shall continue to conduct its business substantially as conducted prior to the date hereof, anticipated to be conducted, or as otherwise permitted hereunder and shall at all times maintain, preserve and protect all of its assets and properties necessary to the conduct of its business in the ordinary course of business and in a manner consistent with past practice.

5.2     Payment of Charges.

(a)     Obligation to Pay Charges. Subject to Section 5.2(b), each Loan Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to Taxes, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees in possession of any Collateral, in each case, before any thereof shall become past due, except in the case of clauses (ii) and (iii) where the failure to pay or discharge such amounts is not more than 90 days past due or, if more than 90 days past due, would not result in aggregate unsecured liabilities in excess of $250,000.

(b)     Right to Contest Charges. A Loan Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of Borrower, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; and (iv) such Loan Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Lender evidence reasonably acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Loan Party or the conditions set forth in this Section 5.2(b) are no longer met.

5.3     Books and Records.     Each Loan Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP (except as otherwise disclosed on Borrower's consolidate financial statements).

5.4     Insurance; Damage to or Destruction of Collateral.

(a)     Insurance. Borrower shall, at its sole cost and expense, maintain the policies of insurance described as in effect on the date hereof or may obtain and maintain other policies of insurance in form and amounts and with insurers reasonably acceptable to Lender. Commencing within 30 days following the Closing Date, all policies of insurance (or the loss payable and additional insured endorsements delivered to Lender) that relate to coverage involving the Collateral shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days prior written notice to Lender in the event of any non-renewal, cancellation or amendment of any such insurance policy. If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Lender may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Lender deems advisable. Lender shall have no obligation to obtain insurance for Borrower or pay any premiums therefor. By doing so, Lender shall not be deemed to have waived any Default or Event of Default arising from Borrower’s failure to maintain such insurance or pay any premiums therefore. All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Lender and shall be additional Obligations hereunder secured by the Collateral, and shall bear interest at the Default Rate until paid in full to Lender.

(b)     Lender’s Insurance Rights. Upon any change in Borrower’s insurance risk profile (including laws affecting the potential liability of a Borrower), Lender reserves the right to require additional forms and limits of insurance to, in Lender’s reasonable opinion, adequately protect Lender’s interests and Lien in all or any portion of the Collateral and to ensure that Borrower is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Lender, Borrower shall deliver to Lender from time to time a report of a reputable insurance broker, reasonably satisfactory to Lender, with respect to its insurance policies.

(c)     Endorsements. Within 30 days following the Closing Date, Borrower shall deliver to Lender, in form and substance reasonably satisfactory to Lender, endorsements to all general liability and other liability policies naming Lender as an additional insured. Borrower shall irrevocably make, constitute and appoint Lender (and all officers, employees or Lenders designated by Lender), so long as any Default or Event of Default has occurred and is continuing beyond any applicable cure period, as Borrower’s true and lawful Lender and attorney-in-fact for the purpose of making, settling and adjusting claims under all policies of insurance relating to coverage of the Collateral, endorsing the name of Borrower on any check or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Lender shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower shall promptly notify Lender of any loss, damage, or destruction to the Collateral in the amount of $100,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses incurred by Lender in the collection or handling thereof, Lender may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(c). Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect, Lender shall permit Borrower to replace, restore, repair or rebuild the property.

5.5     Compliance with Applicable Laws. Each Loan Party shall comply in all material respects with all federal, state, local and foreign laws and regulations applicable to it.

5.6     Further Assurances. Each Loan Party shall, at Borrower’s expense and upon the reasonable request of Lender, duly execute and deliver, or cause to be duly executed and delivered, to Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Lender to carry out more effectively the provisions and purposes of each Line of Credit Loan Document.

5.7     Intellectual Property. Borrower will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person.

5.8     Landlord Agreements. With respect to any location where any material amount of Collateral is stored or located, Lender may require Borrower to provide a reasonable landlord or mortgagee agreement or bailee letter as a condition to the continued storage of the Collateral at such location(s).

5.9     Operation of Business. Each Loan Party shall have and maintain at all times until the Obligations have been paid in full, sufficient approvals, consents, and permits from all necessary Governmental Authorities to fully operate the Business in accordance with Applicable Laws. Each Loan Party shall use commercially reasonable efforts and use appropriate diligence to secure all approvals, consents and permits as and when required by Applicable Laws to fully operate its business.

5.10     After-Acquired Property; Acquisition of other Real Property Interests. In the event from time to time Borrower acquires any interest in any real property or improvements, then Borrower agrees to promptly notify Lender in writing at least 10 Business Days prior to such acquisition and to execute, acknowledge and deliver to Lender at least 5 Business Days prior to such acquisition a deed of trust or mortgage for recordation on said other real property or improvements, as a first lien or encumbrance. Each such deed of trust or mortgage shall secure repayment of the Obligations, including but not limited to repayment of the Line of Credit Loan. All reasonable expenditures incurred by Lender in performing this paragraph shall be additional Obligations payable upon demand and delivery of reasonable backup documentation, and shall bear interest at the Default Interest Rate from the date of demand for payment until paid in full.

6.     NEGATIVE COVENANTS AND FINANCIAL COVENANTS

Unless Lender otherwise agrees or consents in writing, each Loan Party agrees as follows:

6.1     No Debt. No Loan Party shall incur any Indebtedness or Guaranteed Indebtedness, except the following: (i) the obligations and liabilities of the Loan Parties to Lender under this Agreement and the other Line of Credit Loan Documents; and (iii) indebtedness in respect of Capital Leases and purchase-money obligations for fixed or capital assets, provided, however, that the aggregate amount of all such capitalized leases and purchase-money obligations at any time outstanding does not exceed $250,000.

6.2     Affiliate Transactions. No Loan Party shall enter into or be a party to any transaction with any Affiliate thereof (other than intercompany transactions between or among Borrower and Guarantors) except (i) such transactions as are in the ordinary course of and pursuant to the reasonable requirements of such Loan Party’s business and upon fair and reasonable terms that are no less favorable to such Loan Party than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of Borrower, (ii) Tag-It Pacific Limited (Tag-It HK) may pay management fees or fees for services to Talon Zipper (Shenzhen) Co., Ltd. (“Talon Shenzhen”) so long as such fees (x) are used to cover expenses actually incurred by Talon Shenzhen and (y) do not exceed $1,000,000 in the aggregate in any calendar year, and (iii) Talon Shenzhen may pay such fees to Borrower. No Loan Party shall enter into any lending or borrowing transaction with any executive officers of any Loan Party, except loans to its respective executive officers in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs, pension plan advances, and similar purposes.

6.3     Merger. No Loan Party shall, directly or indirectly, by operation of law or otherwise, merge with, consolidate with or otherwise combine with any person, other than a merger of one Guarantor into Borrower or with another Guarantor.

6.4     Amendment of Organizational Documents. No Loan Party shall amend its articles of incorporation or bylaws (or other organizational documents) in a manner that would materially adversely affect the rights or remedies of Lender under any of the Line of Credit Loan Documents or such Loan Party’s duty or ability to repay any of the obligations under the Line of Credit Loan Documents.

6.5     Sales of Collateral. No Loan Party shall sell, transfer, convey, assign, license or otherwise dispose of any interest in Collateral (a “Disposition”) unless the proceeds of such Disposition are applied in the manner provided in Section 1.3(b). Notwithstanding the forgoing, the following shall not constitute a Disposition that is subject to this Section 6.5 or Section 1.3(b): (i) sales of Inventory or licensing of assets in the ordinary course of business; (ii) collections of Accounts in the ordinary course of business; (iii) sales of Equipment and other personal property in the ordinary course of business so long as such Equipment and other personal property is replaced (if necessary in the exercise of prudent business judgment) by Equipment and other personal property of equal or greater value or utility; or (iv) any other Dispositions the proceeds of which do not exceed $25,000 in the aggregate in any twelve month period.

6.6     Liens. No Loan Party shall, without the prior written consent of Lender, which consent may be granted or denied in Lender's sole discretion, grant, or permit to exist, any Lien on the Collateral other than the Permitted Liens.

6.7     Dividends. No Loan Party shall do any of the following: (i) declare or pay any dividends, other than dividends payable solely in its own common stock, or authorize or make any other distribution with respect to any of its stock now or hereafter outstanding; provided, however, that Borrower’s subsidiaries shall be permitted to declare and pay dividends to Borrower, or (ii) redeem or retire any share of its capital stock for value; provided, however, that nothing in this subsection shall prohibit Borrower from redeeming or cancelling shares or making short term loans to employees or other services providers in connection with conducting or facilitating the exercise of stock options or exercise or vesting of other equity incentives and/or satisfaction of withholding taxes in connection therewith.

6.8     Change of Name. No Loan Party shall (i) change its name as it appears in official filings in the jurisdiction of its incorporation, (ii) change its chief executive office, principal place of business, corporate offices or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (iii) change the type of entity that it is, (iv) change its organization identification numbers issued by the jurisdiction of its incorporation, or (v) change its jurisdiction of incorporation or organize in any additional jurisdictions, in each case without at least ten (10) Business Days prior written notice to Lender and provided that such Loan Party shall have taken such actions and executed such documents as Lender reasonably requests in connection therewith to continue the perfection of any Liens in favor of Lender in any Collateral, and provided, however, if a Loan Party’s jurisdiction or state of incorporation is a state in the United States, then the new jurisdiction or state of incorporation for such Loan Party shall be a state in the United States.

6.9     Additional Agreements. No Loan Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation that could directly or indirectly restrict, prohibit or require the consent of any person with respect to the payment of any obligations under any of the Line of Credit Loan Documents.

6.10     Creation of Subsidiary. No Loan Party shall create, or acquire, any Subsidiary that holds or will hold any assets that constitute more than 10% of the consolidated assets of Borrower and its Subsidiaries unless such Subsidiary (i) executes a Guaranty and a joinder to this Agreement and the Security Agreement in a form acceptable to Lender, and (ii) takes such actions and executes such documents as Lender reasonably requests in connection therewith to perfect of any Liens in favor of Lender in any Collateral with respect to such Subsidiary.

6.11     Investments; Line of Credit Loan and Advances. Borrower shall not make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities (including any Stock) or otherwise, except that: (a) Borrower may hold investments constituting notes payable or stock or other securities issued to Borrower pursuant to negotiated agreements with respect to settlement of such issuer’s accounts in the ordinary course of business consistent with past practices; and (b) Borrower may invest cash in cash equivalents as are in conformity with Borrower’s investment policies.

6.12     Financial Covenants.

(a)     Borrower shall not incur a loss of more than $1,000,000 in the aggregate after taxes (as calculated in accordance with GAAP) for any two consecutive fiscal quarters.

(b)     Borrower shall not incur a loss after taxes (as calculated in accordance with GAAP) for any three consecutive fiscal quarters.

(c)     Borrower shall not incur a loss after taxes (as calculated in accordance with GAAP) for any trailing twelve month period ending at the end of any fiscal quarter.

7.     TERM

7.1     Termination. The financing arrangements contemplated hereby shall be in effect until the earlier of the date when the Line of Credit Loan and other Obligations have been paid in full and satisfied or the Maturity Date, and the Line of Credit Loan and all other Obligations shall be automatically due and payable in full on such date without demand by Lender.

7.2     Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Line of Credit Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of each Loan Party or the rights of Lender relating to any unpaid portion of the Line of Credit Loan or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Maturity Date. Except as otherwise expressly provided herein or in any other Line of Credit Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Loan Parties, and all rights of Lender, all as contained in the Line of Credit Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Section 1, and the indemnities contained in the Line of Credit Loan Documents shall survive the Maturity Date.

8.     EVENTS OF DEFAULT; REMEDIES

8.1     Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an Event of Default hereunder:

(a)     A failure (i) to pay when due any principal of the Line of Credit Loan, whether at Stated Maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise (except for any monthly installments of principal under Section 1.5(b)); (ii) to make any monthly installments of principal under Section 1.5(b) or payment of interest required under any Line of Credit Loan Document within three (3) days of when due or (iii) to make any other payment required under any Line of Credit Loan Document within five (5) days of when due;

(b)     A Loan Party breaches any of its obligations or covenants under any Line of Credit Loan Document (other than a failure by a Loan Party to make a payment under the Line of Credit Loan) and such breach is not cured within 15 days after Lender delivers written notice of such breach to the applicable Loan Party;

(c)     Any representation or warranty made under any Line of Credit Loan Document or in any written statement, report, financial statement or certificate made or delivered to Lender by a Loan Party is untrue or incorrect in any material respect as of the date when made or deemed made;

(d)     If a Loan Party sells all or substantially all of its assets, including a sale through a merger or other reorganization;

(e)     If all or any substantial portion of the assets of a Loan Party are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, custodian or assignee for the benefit of creditors and such assets are not released therefrom within thirty (30) days thereafter;

(f)     The filing by a Loan Party of a voluntary petition in bankruptcy, insolvency, reorganization or liquidation under the Bankruptcy Code, or any other petition under any section or chapter of the Bankruptcy Code or any similar state, federal or foreign law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions generally with creditors;

(g)     The filing against a Loan Party of any involuntary petition or any other petition against any entity under any section or chapter of the Bankruptcy Code or any similar state, federal or foreign law which is not dismissed within ninety (90) days after such filing;

(h)     The appointment by any court of a receiver, custodian, trustee or similar official to take possession of all or any portion of the assets of a Loan Party;

(i)     There occurs the issuance of a writ, order of attachment or garnishment with respect to any of the Collateral and such writ, order of attachment or garnishment is not dismissed and removed within fifteen (15) days thereafter;

(j)     (i) A default or breach occurs under any other agreement, document or instrument to which a Loan Party is a party that is not cured within any applicable grace period therefor, and such default or breach is not waived and such default or breach involves the failure to make (or results in the acceleration of) any payment in excess of $250,000 or (ii) an event, condition or circumstance occurs which results in the holder of any obligation of a Loan Party in excess of $250,000 causing such obligation to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or the holder of such obligation demanding cash collateral in respect of such obligation in excess of $250,000 pursuant to exercise of its rights granted under such obligations;

(k)     A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate at any time are outstanding against a Loan Party (which judgments are not covered by insurance policies as to which liability has been accepted in writing by the insurance carrier), and the same is/are not, within thirty (30) calendar days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay;

(l)     Any material provision of any Line of Credit Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms for thirty (30) calendar days or more (or a Loan Party shall challenge the enforceability of any Line of Credit Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any Line of Credit Loan Document has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Line of Credit Loan Document ceases to be a valid and perfected first priority security interest (except as otherwise permitted under any Line of Credit Loan Document) in any of the collateral purported to be covered thereby;

(m)     A Change in Control (as hereinafter defined) of Borrower occurs. For purposes hereof, "Change in Control" means that any of the following have occurred: (a) any person or group of persons (within the meaning of Exchange Act) shall have acquired actual ownership, beneficial ownership or the right to own upon the occurrence of specified events, 50% or more of the common stock of Borrower; or (b) any person or group of persons (within the meaning of the Exchange Act) shall have acquired the right to vote for the election or appointment of directors of Borrower under ordinary circumstances; or (c) during any period of twelve (12) consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election or appointment was approved by the required vote of the directors then still in office who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors of Borrower then in office; or

(n)     Borrower ceases to own, directly or indirectly, 100% of any Guarantor.

8.2     Remedies. Lender shall be entitled to enforce payment and performance of the Indebtedness and Obligations and to exercise all rights and powers under this Agreement and the other Line of Credit Loan Documents or other agreement or any laws now or hereafter in force. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedy set forth herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by this Agreement or any of the other Line of Credit Loan Documents to Lender in any capacity or to which Lender may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Lender and Lender may pursue inconsistent remedies. Lender’s remedies upon the occurrence and continuance of a Default or Event of Default beyond any applicable cure period include, but are not limited to, the following:

(a)     Accelerate Maturity Date of Line of Credit Loan. If any Event of Default has occurred and is continuing beyond any applicable cure period, Lender may, at its option, without notice (except as otherwise expressly provided in this Agreement), accelerate the Stated Maturity Date of the Line of Credit Loan and declare all of the Obligations, including all amounts due under the Line of Credit Loan and the Loan Fee, to be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Loan Parties.

(b)     Suspend Line of Credit. If any Default or Event of Default has occurred and is continuing beyond any applicable cure period, Lender may, without notice, suspend the Line of Credit facility with respect to additional Advances, whereupon any additional Advances may be made or incurred in Lender’s sole discretion, so long as such Default or Event of Default is continuing.

(c)     Increase Rate of Interest to Default Rate. If any Event of Default has occurred and is continuing beyond any applicable cure period, Lender may, without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Line of Credit Loan to the Default Rate.

(d)     Other Remedies. If any Event of Default has occurred and is continuing beyond any applicable cure period, Lender may, without notice: (i) terminate the Line of Credit facility with respect to further Advances; (ii) reduce the Line of Credit Commitment; (iii) make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right, the appointment of a receiver of the business of the Loan Parties, which receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to maintain and otherwise operate such business upon such terms as may be approved by the court; and/or (iv) exercise any other rights and remedies provided to Lender under the Line of Credit Loan Documents, or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(f) or (g) and the continuation thereof beyond any applicable cure period, the Line of Credit Commitment shall be immediately terminated and all of the Obligations, including the aggregate Line of Credit Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

9.     ASSIGNMENT AND PARTICIPATIONS

9.1     Assignment and Participations.

(a)     Assignment by Lender. At any time or times, Lender may make an assignment of, or sell participations in, the Line of Credit Loan Documents, Line of Credit Loan, and Line of Credit Commitment or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the execution of an assignment agreement in form and content reasonably satisfactory to, and acknowledged by, Lender; and (ii) be conditioned on such assignee representing to Lender that it is purchasing the applicable Line of Credit Loan to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof. In the case of an assignment by Lender under this Section 9.1(a), the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as Lender hereunder. The assigning lender shall be relieved of its obligations hereunder with respect to its Line of Credit Commitment or assigned portion thereof from and after the date of such assignment. Each Loan Party hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of each Loan Party to the assignee and that the assignee shall be considered to be a “Lender.” In the event Lender assigns or otherwise transfers all or any part of the Obligations, Lender shall so notify Borrower, and Borrower shall, upon the request of Lender, execute a new note or Note in exchange for the Note (upon the same terms), if any, being assigned. Lender may at any time pledge the Obligations held by it and Lender’s rights under this Agreement and the other Line of Credit Loan Documents to any lender.

(b)     Participations. Any participations by Lender of all or any part of its Line of Credit Commitment shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if Lender had not sold such participations, and that the holder of any such participation shall not be entitled to require Lender to take or omit to take any action hereunder. Solely for purposes of Section 1.11, Section 1.13, and Section 1.14, each Loan Party acknowledges and agrees that a participation shall give rise to a direct obligation of each Loan Party to the participant (in each case subject to the terms and conditions in such Sections applicable to Lender) and the participant shall be considered to be a “Lender.” Except as set forth in the preceding sentence, each Loan Party shall not have any obligation or duty to any participant.

(c)     Cooperation to Effect Assignments and Participations. Each Loan Party shall assist Lender under this Section 9.1 as reasonably required to enable Lender to effectuate any such assignment or participations, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Lender, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Loan Party shall certify the correctness, completeness and accuracy, in all material respects of all descriptions of Loan Party and its affairs contained in any selling materials provided by them and all other information provided by them and included in such materials.

(d)     Disclosures by Lender. Lender may furnish any information concerning a Loan Party in the possession of Lender from time to time to assignees and participants (including prospective assignees and participants).

9.2     Lender’s Reliance, Etc. Neither Lender nor any of its Affiliates nor any of their respective directors, officers, employees or attorneys shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Line of Credit Loan Documents in their capacities as Lender (or as an agent of Lender) hereunder. Without limiting the generality of the foregoing, Lender: (a) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to the Loan Parties and shall not be responsible to the Loan Parties for any statements, warranties or representations made in or in connection with this Agreement or the other Line of Credit Loan Documents; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Line of Credit Loan Documents on the part of the Loan Parties or to inspect the Collateral (including the books and records of the Loan Parties); (d) shall not be responsible to the Loan Parties for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Line of Credit Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (e) shall incur no liability under or in respect of this Agreement or the other Line of Credit Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

9.3     Appointment of Original Lender. Each Lender, including, without limitation, each Participating Lender, shall and does hereby irrevocably appoint, designate and authorize Original Lender, as each Lender's exclusive agent, to take such action on its behalf under the provisions of this Agreement and each other Line of Credit Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Line of Credit Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Line of Credit Loan Document, Original Lender shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Original Lender have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Line of Credit Loan Document or otherwise exist against Original Lender. Original Lender may execute any of its duties under this Agreement or any other Line of Credit Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Original Lender shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects.

(a)     Original Lender is authorized (but not required) on behalf of all Lenders, without the necessity of any notice to or further consent from Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted in favor of Original Lender pursuant to the Collateral Documents.

(b)     Lenders irrevocably authorize Original Lender, at its option and in its discretion, to release any Lien granted to or held by Original Lender upon any Collateral:

(i)     upon termination of the Line of Credit Commitment and payment in full of all Advances and all other Obligations then payable under this Agreement and under any other Line of Credit Loan Document;

(ii)     constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder;

(iii)     consisting of an instrument evidencing Indebtedness if the Indebtedness evidenced thereby has been paid in full; or

(iv)     as otherwise provided in this Agreement or any other Line of Credit Loan Document.

(c)     Upon request by Original Lender at any time, each Lender will confirm in writing Original Lender's authority to release particular types or items of Collateral pursuant to this Section.

(d)     Each Lender agrees with and in favor of each other Lender that Borrower's obligation to such Lender under this Agreement and the other Line of Credit Loan Documents shall be equally and ratably secured by the Collateral now or hereafter securing any obligations of Borrower to such Lender, provided, however, that Borrower shall not be deemed to be in default of its obligations under this Agreement or any other Line of Credit Loan Document by reason of such sharing; and provided further that this Section shall not be deemed to secure any Indebtedness not otherwise secured by the Line of Credit Loan Documents.

(e)     Notwithstanding any provision to the contrary contained in this Agreement or any other Line of Credit Document, (x) all notices delivered by Borrower to Original Lender and all notices, consents and waivers of or from Original Lender that are received by or given to Borrower, in each case under this Agreement or any other Line of Credit Document, shall be deemed delivered to or received from, as applicable, each and every Lender hereunder, and (y) all notices required to be delivered by Borrower to any Lender under this Agreement or any other Line of Credit Document shall be delivered to Original Lender only (on behalf of all Lenders).

10.     SUCCESSORS AND ASSIGNS

This Agreement and the other Line of Credit Loan Documents shall be binding on and shall inure to the benefit of the Loan Parties, Lender and their respective successors and assigns (including, in the case of each Loan Party, a debtor-in-possession on behalf of such Loan Party), except as otherwise provided herein or therein. Each Loan Party may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Line of Credit Loan Documents without the prior express written consent of Lender, which consent may be granted or withheld by Lender in its sole and absolute discretion. Any such purported assignment, transfer, hypothecation or other conveyance by a Loan Party without the prior express written consent of Lender shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Loan Parties and Lender, with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Line of Credit Loan Documents.

11.     MISCELLANEOUS

11.1     Complete Agreement; Modification of Agreement. This Agreement amends and restates the Existing Loan Agreement in its entirety. This Agreement and the other Line of Credit Loan Documents (including all Appendices, exhibits and attachments hereto or thereto) constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter, fee letter or confidentiality agreement, if any, between Borrower and Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

11.2     Amendments, Waivers and Consents.

(a)     Except for actions expressly approved by Lender in writing, no amendment, modification or termination of any provision of this Agreement or any other Line of Credit Loan Document shall in any event be effective unless the same shall be in writing and signed by Lender and the Loan Parties. No waiver of any provision hereof shall be effective unless the same shall be in writing and signed by the waiving party.

(b)     No amendment, modification, termination or waiver shall be required for Lender to take additional Collateral pursuant to any Line of Credit Loan Document. No notice to or demand on a Loan Party in any case shall entitle the Loan Parties to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each Lender at the time and each future Lender.

11.3     Termination of Liens. Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Line of Credit Commitment, and a release of all existing and future claims (whether known or unknown) against Lender, and so long as no suits, actions, proceedings or claims are pending against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Lender shall promptly upon receipt of written request from Borrower deliver to Borrower termination statements, Lien releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

11.4     Fees and Expenses. Loan Parties shall pay, or reimburse Lender for, all fees, costs and expenses (including the reasonable fees and expenses of all of its attorneys, advisors, consultants and auditors) incurred in connection with the negotiation, preparation and filing and/or recordation of the Line of Credit Loan Documents, incurred in connection with any amendment, modification or waiver of, consent with respect to, or termination of, any of the Line of Credit Loan Documents, or advice in connection with a breach or default under the Line of Credit Loan or Lender’s rights hereunder or thereunder, or in connection with any of the following:

(a)     Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower, or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Line of Credit Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against a Loan Party or any other Person that may be obligated to Lender by virtue of the Line of Credit Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring or forbearance of the Line of Credit Loan during the pendency of one or more Events of Default.

(b)     Any attempt to enforce any remedies of Lender against Borrower or any other Person that may be obligated to Lender by virtue of any of the Line of Credit Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring or forbearance of the Line of Credit Loan during the pendency of one or more Events of Default.

(c)     Any workout or restructuring or forbearance of the Line of Credit Loan during the pendency of one or more Events of Default.

(d)     Efforts by Lender to (i) monitor the operations, financial condition and/or regulatory status of the business of the Loan Parties after the occurrence of a Default or Event of Default and the continuation thereof beyond any applicable cure period; (ii) evaluate, observe or assess Borrower or its business affairs after a breach or default under this Agreement or under any of the other Line of Credit Loan Documents; and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral, including, as to each of clauses (a) through (d) above, all reasonable attorneys’ and other professional and service providers’ fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.4 , all of which shall be payable, on demand, by Borrower to Lender. Without limiting the generality of the foregoing, such expenses, costs, charges and fees shall include: Lender’s Costs, fees, costs and reasonable expenses of attorneys, accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

11.5     No Waiver. Lender’s failure, at any time or from time to time, to require strict performance by any Loan Party of any provision of this Agreement or any other Line of Credit Loan Document shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Loan Party contained in this Agreement or any of the other Line of Credit Loan Documents and no Default or Event of Default shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by Lender and directed to Borrower specifying such suspension or waiver.

11.6     Remedies. Lender’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Lender may have under any other agreement, including the other Line of Credit Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

11.7     Severability. Wherever possible, each provision of this Agreement and the other Line of Credit Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Line of Credit Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Line of Credit Loan Document.

11.8     Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Line of Credit Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Line of Credit Loan Documents, the provision contained in this Agreement shall govern and control.

11.9     Waiver and Estoppel. Each Loan Party hereby waives: (a) any and all notice of acceptance of this Agreement or of the creation, renewal or accrual of any of the obligations or liabilities hereunder indemnified against, either now or in the future; (b) protest, presentment, demand for payment, notice of default or nonpayment, notice of protest or default; (c) except as provided herein, any and all notices or formalities to which a Loan Party may otherwise be entitled, including without limitation notice of the granting of any indulgences or extensions of time of payment of any of the liabilities and obligations hereunder and hereby indemnified against; (d) any promptness in making any claim or demand hereunder; (e) the defense of the statute of limitations in any action hereunder or in any action for the collection of amounts payable hereunder; (f) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; (g) all duty or obligation of Lender to perfect, protect, retain or enforce any security for the payment of amounts payable by each Loan Party hereunder; and (h) any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement. No delay or failure on the part of Lender in the exercise of any right or remedy against a Loan Party, or any other person against whom Lender may have any rights, shall operate as a waiver or modification of any agreement or obligation contained herein, and no single or partial exercise by Lender of any rights or remedies under any Line of Credit Document shall preclude other or further exercise thereof or other exercise of any other right or remedy. No waiver or failure of Lender to insist upon strict compliance with any obligation, covenant, agreement, representation, warranty, or condition shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply with such obligation, covenant, agreement, representation, warranty, or condition, or with any other obligation, covenant, agreement, representation, warranty, or condition contained herein. No waiver of the rights of a party shall be effective unless in writing executed by such party.

11.10     Time of the Essence. Time is of the essence in the performance of each and every term, condition and covenant of this Agreement.

11.11     Governing Law and Venue.

(a)     This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of California without regard to principles of conflicts of laws.

(b)     EACH OF THE LOAN PARTIES AND LENDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF CALIFORNIA IN LOS ANGELES COUNTY AND TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SUBJECT MATTER HEREOF, ANY OTHER LINE OF CREDIT DOCUMENT AND THE SUBJECT MATTER THEREOF. EACH OF THE LOAN PARTIES AND LENDER TO THE EXTENT PERMITTED BY APPLICABLE LAW (1) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN THE ABOVE-NAMED COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT, THE SUBJECT MATTER HEREOF, THE OTHER LINE OF CREDIT DOCUMENTS OR THE SUBJECT MATTER THEREOF (AS APPLICABLE) MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (2) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. EACH OF THE LOAN PARTIES AND LENDER AGREES THAT ITS SUBMISSION TO JURISDICTION IS MADE FOR THE EXPRESS BENEFIT OF THE OTHER PARTY. FINAL JUDGMENT AGAINST THE LOAN PARTIES OR LENDER IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE LOAN PARTIES THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT, SOLELY FOR PURPOSES OF EXERCISING ANY REMEDIES AGAINST THE COLLATERAL FOR THE LINE OF CREDIT, LENDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST ANY LOAN PARTY OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OF AMERICA IN THE STATE WHERE THE APPLICABLE COLLATERAL IS LOCATED OR ANY COURT OF ANY OTHER JURISDICTION WHERE THE APPLICABLE COLLATERAL IS LOCATED.

11.12     Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.13); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex B or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

11.13     Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

11.14     Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

11.15     Press Releases and Related Matters. Each Loan Party agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Lender or its Affiliates or referring to this Agreement, the other Line of Credit Loan Documents without at least two (2) Business Days’ prior notice to Lender and without the prior written consent of Lender (which consent will not be unreasonably withheld) unless (and only to the extent that) Borrower or Affiliate is required to do so under law, regulation or any applicable exchange rules or OTC bulletin board rules, then, in any event, such Loan Party, or Affiliate will use commercially reasonable efforts to consult with Lender before issuing such press release or other public disclosure. Borrower consents to the publication by Lender of advertising material relating to the financing transactions contemplated by this Agreement using a Loan Party’s name, product photographs, logo or trademark, without the consent of Borrower. Lender may provide to industry trade organizations information necessary and customary for inclusion in league table measurements unless such disclosure would violate or any applicable exchange rules or OTC bulletin board rules applicable to Borrower.

11.16     Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against a Loan Party for liquidation or reorganization, or should a Loan Party become insolvent or make a general assignment for the benefit of any creditor or creditors, or should a receiver or trustee be appointed for all or any significant part of a Loan Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.17     Advice of Counsel. Each Loan represents to Lender, and Lender represents to Borrower, that it has discussed this Agreement with its counsel.

11.18     No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.19     Fraudulent Transfer Laws. Anything to the contrary notwithstanding, if any Fraudulent Transfer Law is determined by a court of competent jurisdiction to be applicable to the obligation of a Loan Party under this Agreement or under any other Line of Credit Loan Documents, said obligations shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under said Fraudulent Transfer Laws, in each case after giving effect to all other liabilities of such Loan Party, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of a Loan Party in respect of intercompany indebtedness to any other Loan Party or Affiliates of such Loan Party).

11.20     Self Help. If a Loan Party shall fail to do any act or thing which it has covenanted to do hereunder or under a Line of Credit Document, or any representation or warranty of a Loan Party under a Line of Credit Document shall be breached, the Lender may (but shall not be obligated to), to the extent permitted by applicable law, do the same or cause it to be done or remedy any such breach and there shall be added to the Line of Credit hereunder the cost or expense incurred by the Lender in so doing, and any and all amounts expended by the Lender in taking any such action shall be repayable to it upon its demand therefor and shall bear interest at the Default Rate from the date advanced to the date of repayment.

11.21     Office Of Foreign Assets Control; USA Patriot Act And Related Covenants. Neither a Loan Party nor any person or entity who owns or controls the same (collectively, the “Borrower Controlling Parties”): (a) is in violation of (i) any applicable anti-money laundering laws, including, without limitation, those contained in the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Bank Secrecy Act (Titles I and II of Pub. L. No. 91-508, 84 Stat. 1114 (1970)), (ii) any applicable economic sanction laws administered by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”), including, without limitation, Executive Order No. 13224, or (iii) any applicable anti-drug trafficking or anti-terrorism laws, civil or criminal, or (b) is a person that (i) is charged with, or has reason to believe that he, she or it is under investigation for, any violation of any such laws, (ii) has been convicted of any violation of, been subject to civil penalties pursuant to, or had any of its property seized or forfeited under any such laws, (iii) is named on the list of “Specially Designated Nationals or Blocked Persons” maintained by the OFAC (or any successor U.S. government office or list), (iv) is otherwise identified by any U.S. government office or legal authority as a person with whom a U.S. person is prohibited from transacting business under any other applicable law, (v) is owned, controlled by, or affiliated with any person identified in clause (i), (ii), (iii) and/or (iv) hereof, or (vi) is engaged in any dealings or transactions for or on behalf of or otherwise associated with any person identified in clause (i), (ii), (iii) and/or (iv) hereof.

11.22     Specially Designated Nationals Or Blocked Persons; USA Patriot Act. Lender hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, Lender is required to obtain, verify and record information that identifies the Loan Parties and the Borrower Controlling Parties, which information includes the name and address of the Loan Parties and the Borrower Controlling Parties, and other information that will allow Lender to identify the Loan Parties and the Borrower Controlling Parties in accordance with the Patriot Act. Accordingly, and in addition, as necessary under applicable economic sanction laws administered by OFAC, including, without limitation, Executive Order No. 13224, the Lender reserves the right, from time to time, without consent, to compare the names of the Loan Parties, the Borrower Controlling Parties and any current or future Borrower Controlling Party against the list of “specially designated nationals or blocked persons” as set forth on the list of such persons published by OFAC (or any successor U.S. government office or list).

11.23     Joint and Several. All obligations of the Loan Parties hereunder are joint and several.

[NO FURTHER TEXT ON THIS PAGE. SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

"Borrower"

Talon International, Inc.

By:	/s/ Larry Dyne
Name: Larry Dyne
Title: Chief Executive Officer

“Guarantors”

Talon Technologies, Inc., a California corporation

By:	/s/ Larry Dyne
Name: Larry Dyne
Title: Chief Executive Officer

Tag-It Pacific Limited, a Hong Kong corporation

By:	/s/ Larry Dyne
Name: Larry Dyne
Title: Director

“Lender”

Princess Investment Holdings Inc.

By:	/s/ Nicola Kilmer-Barber
Name: Nicola Kilmer-Barber
Title: Director and CEO

INDEX OF APPENDICES

ANNEXES

Annex A      Definitions
Annex B      Notice Addresses

EXHIBITS

Exhibit “A”      Notice of Line of Credit Advance

Exhibit “B”      Warrant

ANNEX A
DEFINITIONS

Initially capitalized terms used in the Agreement shall (unless otherwise provided elsewhere in the Line of Credit Loan Documents) have the following respective meanings. All references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

“Accounts” means (i) the right of each Loan Party to payment of rent, occupancy payments and other similar payments due and owing by any person or entity using or occupying space in any real property owned or leased by a Loan Party, plus (ii) future right of a Loan Party to payment of any monetary obligations, whether or not earned by performance, now or hereafter existing, arising under or in relation to such Loan Party's business.

“Advance” means any Line of Credit Advance.

“Affiliate” means, with respect to any Person (excluding Lender), (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 20% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person’s officers, directors, joint venturers and partners. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Amended and Restated Credit Agreement by and among Borrower, Guarantors and Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Appendices” means each of the Annexes and Exhibits referenced herein or attached hereto, all of which are incorporated by reference as if fully set forth in this Agreement.

“Applicable Laws” means all federal, state and local laws, statutes, codes, regulations, rules, acts, ordinances of all Governmental Authorities, departments, commissions, boards, courts, authorities, agencies, officials and officers and any deed restrictions or other requirements of record applicable to the Collateral or to a Loan Party, or to their respective businesses.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §101 et seq.

"Board" means the Board of Directors of Borrower.

“Borrower” means Talon International, Inc., a Delaware corporation.

“Business Day” means each day of the year (a) on which federally-chartered banking institutions in Los Angeles, California are not required or authorized to close, and (b) which is a not a regularly scheduled holiday in the state of California or in the United States.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the Pension Benefit Guaranty Corporation at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Loan Party, (d) the use of any real property owned or leased by any Loan Party, or (e) any other aspect of the business of each Loan Party.

“Closing Date” means the date this Agreement is entered into, being the first date mentioned in the preamble paragraph hereof, unless Borrower and Lender otherwise agree in writing.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of California; provided, that to the extent that the Code is used to define any term herein or in any Line of Credit Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means the property covered by the Security Agreement and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Lender, to secure the Obligations.

“Collateral Documents” means the Security Agreement, the UCC-1 Financing Statements, and all similar agreements, documents and instruments entered into guaranteeing payment of, or granting a Lien upon, real and personal property (and interests in real and personal property), and perfecting the Liens, as security for payment of, the Obligations.

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” means 15% per annum, compounded quarterly.

“Dollars” or “$” means lawful currency of the United States of America.

“Effective Date” means the date set forth in the introductory paragraph of this Agreement.

“Equipment” means all equipment, as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Event of Default” means that one or more of the events described in Section 8.1 has occurred.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrower, ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of Borrower ending on December 31 of each year.

“Fraudulent Transfer Law” means Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law.

“GAAP” means generally accepted accounting principles in the United States of America consistently applied.

“Governmental Authority” means any nation or government, any state, county, city, or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” means as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation of any other Person in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guaranty” means the Guaranty Agreement, dated August 10, 2015, by Initial Guarantors for the benefit of Lender, as amended from time to time.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by note, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) the amount of the obligation of the lessee under any Capital Lease that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease, and the present value of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

“Indemnified Liabilities” means all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any Indemnified Person (a) as the result of credit having been extended, suspended or terminated under this Agreement and the other Line of Credit Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith or (b) which in any way arise out of or are in connection with or are incidental to the business of each Loan Party, including any and all legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Line of Credit Loan Documents.

“Indemnified Person” means Lender and its Affiliates, and each such Person’s respective officers, directors, owners, employees, attorneys and agents.

“Initial Guarantors” means Talon Technologies, Inc., a Delaware corporation, and Tag-It Pacific Limited, a Hong Kong limited liability company.

“Interest Payment Date” means the first Business Day of each calendar month to occur while any Line of Credit Loan is outstanding and the Maturity Date.

“Interest Rate” means 11.5% per annum.

“Inventory” means all inventory, as such term is defined in the Code, now owned or hereafter acquired by a Loan Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of a Loan Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished’ goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in a Loan Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Lender” means Princess Investment Holdings Inc., a Delaware corporation, and any Participating Lender, and, if Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee(s) of Lender, subject to the provisions of Section 9.1.

“Lender’s Costs” means all fees and expenses of Lender in connection with the Line of Credit Loan and all other Line of Credit Loan Documents, including, but not limited to, all attorneys’ fees, costs and expenses paid or incurred by Lender in connection with any Line of Credit Loan Documents, the fees and disbursements of Lender's counsel, and all Closing, escrow and filing fees, expenses and taxes.

“Lien” means any agreement or deed of trust, mortgage, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Line of Credit Advance” means the agreement of Lender to make available to Borrower from time to time until the Line of Credit Commitment Termination Date, on a non-revolving basis, one or more advances under the Line of Credit Loan.

“Line of Credit Commitment” or “Commitment” means the aggregate commitment of Lender to make Line of Credit Advances, which aggregate commitment shall not exceed $6,000,000, from time to time in accordance with this Agreement; provided, however, such aggregate commitment may be increased by no more than $2,000,000, at the sole discretion of the Lender and provided no Event of Default has occurred, to fund strategic investment projects of Borrower.

“Line of Credit Commitment Termination Date” means the earliest of (a) thirty (30) calendar days prior to the Stated Maturity Date; (b) the Termination Date; or (c) the Maturity Date.

“Line of Credit Loan” means a non-revolving Line of Credit Loan made available by Lender to Borrower in the maximum amount of $6,000,000; provided, however, such aggregate amount may be increased by no more than $2,000,000, at the sole discretion of the Lender and provided no Event of Default has occurred, to fund strategic investment projects of Borrower.

“Line of Credit Loan Documents” means this Agreement, the Note (if any), the Security Agreement and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, Lender in connection with this Agreement and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of a Loan Party, and delivered to Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Line of Credit Loan Document to a Line of Credit Loan Document shall include all Appendices thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Line of Credit Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Line of Credit Note” or "Note" means a promissory note to evidence the Line of Credit Commitment in the face amount of the Line of Credit Loan, in a form satisfactory to Lender.

“Loan Account” means an account maintained by Lender in its books to record all Advances, all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Line of Credit Loan or any other Obligations. All entries in the Loan Account shall be made in accordance with Lender’s customary accounting practices as in effect from time to time.

“Loan Fee” means a fee of $60,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or financial or other condition of the Loan Parties, taken as a whole, (b) the ability of Borrower to pay any of the Line of Credit Loan or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral, or Lender’s Liens on the Collateral, or the priority of such Liens, or (d) Lender’s rights and remedies under the Agreement and the other Line of Credit Loan Documents.

“Maturity Date” means the date which is the first to occur of (i) the Stated Maturity Date, and (ii) the date Lender declares all of the Obligations due and payable in accordance with Section 8.2(a).

“Maximum Lawful Rate” means the interest rate that a court of competent jurisdiction determines in a final unappealable order to be the highest rate of interest permissible under applicable law.

“Note” means the Line of Credit Note.

“Notice of Line of Credit Advance” means a notice delivered to Lender by Borrower requesting a Line of Credit Advance, in the form of Exhibit “A” attached hereto.

“Obligations” collectively means the Line of Credit Loan, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by a Loan Party to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under the Agreement or any of the other Line of Credit Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against a Loan Party in bankruptcy, whether or not allowed in such case or proceeding), fees, expenses, attorneys’ fees and any other sum chargeable to a Loan Party under the Agreement or any of the other Line of Credit Loan Documents.

“Original Lender” means Princess Investment Holdings Inc., a Delaware corporation.

“Permitted Liens” means (i) Liens granted pursuant to capital leases and to secure purchase money Indebtedness permitted pursuant to this Agreement, and liens arising from protective filings of financing statements with respect to operating leases, (ii) Liens for taxes, fees, assessments or other government charges or levies which are not delinquent or are being contested by the applicable Loan Party(ies) in good faith and for which the applicable Loan Party(ies) maintains adequate reserves on its books, (iii) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance, social security and other similar laws, and (iv) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, business trust, association, corporation (including each Loan Party), limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” means any and all filings made by Borrower or its directors and officers with the SEC, including, without limitation, quarterly reports on Form 10-Q, annual reports on Form 10-K, current reports on Form 8-K and proxy statements.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Pledge and Security Agreement, dated August 10, 2015, by the Loan Parties for the benefit of Lender, as amended from time to time.

“Shareholder” means, with respect to any Person, each holder of Stock of such Person.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Stated Maturity Date” means December 21, 2020.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including Stock, preferred stock or any other equity security (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated under the Exchange Act).

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

“Taxes” means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender.

“Termination Date” means the date on which (a) the Line of Credit Loan has been repaid in full, (b) all other Obligations due and payable under the Agreement and the other Line of Credit Loan Documents have been discharged, and (c) Borrower: (i) shall have no further right to borrow any additional amounts under the Agreement or (ii) shall have waived its right to borrow any additional amounts under this Agreement pursuant to a written notice thereof delivered to Lender prior to the Line of Credit Commitment Termination Date.

“Warrant” means that certain Warrant in the form if Exhibit “B” attached hereto, entered into by Borrower for the benefit of Lender or its designee, and their successors and assigns.

Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. All other undefined terms contained in any of the Line of Credit Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular Section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Line of Credit Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Line of Credit Loan Document refers to the knowledge (or an analogous phrase) of a Loan Party, such words are intended to signify that such Loan Party has actual knowledge or awareness of a particular fact or circumstance or that such Loan Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

ANNEX b
NOTICE ADDRESSES

LOAN PARTIES:

21900 Burbank Boulevard, Suite 270

Woodland Hills, California 91367

Attention: Larry Dyne

Telephone: (818) 444-4100

Facsimile: (818) 444-4110

With a copy to:

Stubbs Alderton & Markiles, LLP

15260 Ventura Boulevard, 20th Floor

Sherman Oaks, California 91403

Attention: John McIlvery

Telephone: (818) 444-4502)

Facsimile: (818) 444-6302

LENDER:

c/o Elkins Kalt Weintraub Reuben Gartside LLP

2049 Century Park East, Suite 2700

Los Angeles, California 90067

Attn: Frederick W. Gartside, Esq.

Telephone: (310) 746-4405

Telecopier: (310) 746-4495

With a copy to Clive Diamond by email: clive@stonebridge.com.au.

EXHIBIT “A”
NOTICE OF LINE OF CREDIT ADVANCE

SEE ATTACHED

NOTICE OF LINE OF CREDIT ADVANCE

______, 200_

[address for advance request]

Attn:

Re:     Talon International, Inc.

Ladies and Gentlemen:

Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of December 21, 2015 (including all annexes, exhibits and schedules thereto, and as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement"), by and among Borrower, the guarantors party thereto and Lender. Initially capitalized terms or matters of construction defined or established in Annex A (Definitions) to the Credit Agreement shall be applied herein as defined or established therein.

Borrower hereby gives irrevocable notice, pursuant to Section 1.1 of the Credit Agreement, of the following request for a Line of Credit Advance:

Amount:                    $

Requested Date of Borrowing:

Special Instructions (if any):

Borrower hereby (a) represents and warrants that the conditions in Section 2.1 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the Line of Credit Advance requested herein, both before and after giving effect thereto and to the application of the proceeds therefrom, and (b) confirms the granting of the Liens to Lender pursuant to the Line of Credit Loan Documents.

IN WITNESS WHEREOF, Borrower has executed this Notice of Line of Credit Advance as of the date first set forth above.

Talon International, Inc.

By:_________________________

Name:_______________________

Title:________________________

EXHIBIT “B”
WARRANT AGREEMENT

SEE ATTACHED